EXHIBIT 99.1

PRESS RELEASE OF NORTHWEST BANCSHARES, INC.

EARNINGS RELEASE

FOR IMMEDIATE RELEASE

Contact:	William J. Wagner, President and Chief Executive Officer (814) 726-2140
William W. Harvey, Jr., Executive Vice President and Chief Financial Officer (814) 726-2140

Northwest Bancshares, Inc. Announces Second Quarter 2012 Earnings and Dividend Declaration

Warren, Pennsylvania — July 23, 2012

Northwest Bancshares, Inc. (NasdaqGS: NWBI) announced net income for the quarter ended June 30, 2012 of $16.4 million, or $0.17 per diluted share.  This represents an increase of $1.4 million, or 9.1%, over the same quarter last year when net income was $15.0 million, or $0.15 per diluted share, and an increase of $1.2 million, or 7.8%, over the quarter ended March 31, 2012 when net income was $15.2 million, or $0.16 per diluted share.  The annualized returns on average shareholders’ equity and average assets for the current quarter were 5.63% and 0.82% compared to 4.81% and 0.74% for the same quarter last year and 5.29% and 0.76% for the quarter ended March 31, 2012.

The Company also announced that its Board of Directors declared a quarterly cash dividend of $0.12 per share payable on August 16, 2012, to shareholders of record as of August 2, 2012.  This represents the 71st consecutive quarter in which the Company has paid a cash dividend.

In making this announcement, William J. Wagner, President and CEO, noted, “In the most recent quarter we continued to see many positive trends in our operations. We were pleased with the stability of our margin despite the continued challenges of the interest rate environment and competitive pricing pressures.  During the quarter we experienced net loan growth of approximately $65 million, while asset quality continued to improve.  Delinquent and non-accrual loans at the end of the quarter were at the lowest levels since the second quarter of 2008.  Finally, through the hard work and dedication of our Board of Directors and employees in strengthening our compliance management system, we were pleased to announce the termination of the FDIC Consent Order on July 6, 2012.”

Net interest income decreased by $718,000, or 1.1%, to $66.0 million for the quarter ended June 30, 2012, from $66.7 million for the quarter ended June 30, 2011, which was primarily attributable to a decrease in interest income from loans of $2.6 million, or 3.2%, and from investment securities of $2.5 million, or 25.9%.  Partially offsetting this decrease was a $4.3 million, or 27.7% decrease in interest expense on deposit accounts. These changes from the previous year were primarily due to decreases in market interest rates.

The provision for loan losses decreased by $3.4 million, or 40.7%, to $5.0 million for the quarter ended June 30, 2012, from $8.4 million for the quarter ended June 30, 2011.  As of June 30, 2012, the allowance for loan losses was $70.1 million, or 1.24% of total loans, compared to $75.5 million, or 1.37% of total loans, as of June 30, 2011.  Loans 90 days or more delinquent decreased to $84.7 million as of June 30, 2012, compared to $90.2 million as of March 31, 2012 and $115.8 million as of June 30, 2011.  Net charge-offs for the quarter ended June 30, 2012 were $7.8 million, or 0.55% of average loans on an annualized basis, compared to $9.4 million, or 0.68% of average loans on an annualized basis, in the same quarter last year.

Noninterest income decreased by $425,000, or 2.8%, to $14.8 million for the quarter ended June 30, 2012, from $15.3 million for the quarter ended June 30, 2011, due primarily to a decrease in service charges and fees of $619,000.  This decrease is primarily attributable to changes in overdraft fees assessed on transactional deposit accounts.

Noninterest expense decreased by $524,000, or 1.0%, to $52.0 million for the quarter ended June 30, 2012, from $52.5 million for the quarter ended June 30, 2011, due primarily to a decrease in compensation and employee benefits of $2.3 million.  This decrease is primarily the result of a relatively high level of stock benefits being granted in the previous year. Partially offsetting this decrease was an increase in marketing expense of $1.7 million, which was due to the timing of several campaigns designed to increase lending activity and promote brand awareness.

Net income for the six-month period ended June 30, 2012 of $31.5 million, or $0.33 per diluted share, represents a decrease of $714,000, or 2.2% compared to net income of $32.3 million, or $0.31 per diluted share, for the six-month period ended June 30, 2011.  The annualized returns on average shareholders’ equity and average assets were 5.44% and 0.79%, respectively, for the current six-month period compared to 5.07% and 0.79%, respectively, in the prior year.

Headquartered in Warren, Pennsylvania, Northwest Bancshares, Inc. is the holding company of Northwest Savings Bank.  Founded in 1896, Northwest Savings Bank is a full-service financial institution offering a complete line of business and personal banking products as well as benefits and wealth management services. Northwest operates 167 community banking offices in Pennsylvania, New York, Ohio and Maryland and 52 consumer finance offices in Pennsylvania through its subsidiary, Northwest Consumer Discount Company.  Northwest Bancshares, Inc.’s common stock is listed on the NASDAQ Global Select Market.  Additional information regarding Northwest Bancshares, Inc. can be accessed on-line at www.northwestsavingsbank.com.

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Forward-Looking Statements - This press release may contain forward-looking statements with respect to the financial condition and results of operations of Northwest Bancshares, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans that could result from an economic downturn; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses; and (7) increased risk associated with an increase in commercial real-estate and business loans and non-performing loans.  Management has no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release.

Northwest Bancshares, Inc. and Subsidiaries

Consolidated Statements of Financial Condition

(Dollars in thousands, except per share amounts)

	(Unaudited)
	June 30,	December 31,
	2012	2011
Assets
Cash and cash equivalents	$82,295	94,276
Interest-earning deposits in other financial institutions	638,940	593,388
Federal funds sold and other short-term investments	633	633
Marketable securities available-for-sale (amortized cost of $874,048 and $885,408)	900,643	908,349
Marketable securities held-to-maturity (fair value of $187,043 and $239,412)	180,134	231,389
Total cash, interest-earning deposits and marketable securities	1,802,645	1,828,035

Loans held for sale	12,800	967
Residental mortgage loans	2,418,756	2,396,399
Home equity loans	1,102,936	1,084,786
Other consumer loans	240,992	245,689
Commercial real estate loans	1,494,781	1,435,767
Commercial loans	399,470	387,911
Total loans receivable	5,669,735	5,551,519
Allowance for loan losses	(70,110)	(71,138)
Loans receivable, net	5,599,625	5,480,381

Federal Home Loan Bank stock, at cost	46,834	48,935
Accrued interest receivable	23,871	24,599
Real estate owned, net	30,470	26,887
Premises and Equipment, net	135,004	132,152
Bank owned life insurance	135,722	133,524
Goodwill	171,882	171,882
Other intangible assets	1,549	2,123
Other assets	90,394	109,187
Total assets	$8,037,996	7,957,705

Liabilities and Shareholders’ equity
Liabilities
Noninterest-bearing demand deposits	$732,200	658,560
Interest-bearing demand deposits	845,209	800,676
Savings deposits	2,195,095	2,036,272
Time deposits	2,033,366	2,284,817
Total deposits	5,805,870	5,780,325
Borrowed funds	853,114	827,925
Advances by borrowers for taxes and insurance	32,324	23,571
Accrued interest payable	1,242	1,104
Other liabilities	73,210	66,782
Junior subordinated debentures	103,094	103,094
Total liabilities	6,868,854	6,802,801

Shareholders’ equity
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued	—	—
Common stock, $0.01 par value: 500,000,000 shares authorized, 97,880,874 shares and 97,493,046 shares issued, respectively	979	975
Paid-in-capital	662,183	659,523
Retained earnings	552,278	543,598
Unallocated common stock of Employee Stock Ownership Plan	(25,192)	(25,966)
Accumulated other comprehensive loss	(21,106)	(23,226)
Total shareholders’ equity	1,169,142	1,154,904
Total liabilities and shareholders’ equity	$8,037,996	7,957,705

Equity to assets	14.54%	14.51%
Tangible common equity to assets	12.66%	12.60%
Book value per share	$11.94	$11.85
Tangible book value per share	$10.17	$10.06
Closing market price per share	$11.71	$12.44
Full time equivalent employees	2,018	1,950
Number of banking offices	167	168

Northwest Bancshares, Inc. and Subsidiaries

Consolidated Statements of Income - Unaudited

(Dollars in thousands, except per share amounts)

	Quarter months ended
	June 30,		March 31,
	2012	2011	2012
Interest income:
Loans receivable	$77,422	79,993	78,159
Mortgage-backed securities	4,409	6,073	4,691
Taxable investment securities	435	594	573
Tax-free investment securities	2,318	2,992	2,446
Interest-earning deposits	473	489	380
Total interest income	85,057	90,141	86,249

Interest expense:
Deposits	11,184	15,473	12,944
Borrowed funds	7,912	7,989	7,899
Total interest expense	19,096	23,462	20,843

Net interest income	65,961	66,679	65,406
Provision for loan losses	4,963	8,367	6,287
Net interest income after provision for loan losses	60,998	58,312	59,119

Noninterest income:
Impairment losses on securities	—	(577)	(545)
Noncredit related losses on securities not expected to be sold (recognized in other comprehensive income)	—	70	307
Net impairment losses	—	(507)	(238)
Gain/ (loss) on sale of investments, net	(44)	45	44
Service charges and fees	8,702	9,321	8,425
Trust and other financial services income	2,018	2,185	2,116
Insurance commission income	1,603	1,790	1,718
Loss on real estate owned, net	(582)	(593)	(1,070)
Income from bank owned life insurance	1,107	1,716	1,117
Mortgage banking income	789	290	531
Other operating income	1,244	1,015	997
Total noninterest income	14,837	15,262	13,640

Noninterest expense:
Compensation and employee benefits	27,416	29,658	27,838
Premises and occupancy costs	5,483	5,650	5,748
Office operations	3,340	3,255	3,324
Processing expenses	6,059	5,687	6,142
Marketing expenses	3,829	2,108	2,036
Federal deposit insurance premiums	1,418	2,355	1,620
Professional services	1,500	1,289	1,697
Amortization of intangible assets	279	479	295
Real estate owned expense	571	249	740
Other expense	2,071	1,760	1,836
Total noninterest expense	51,966	52,490	51,276

Income before income taxes	23,869	21,084	21,483
Income tax expense	7,508	6,081	6,302

Net income	$16,361	15,003	15,181

Basic earnings per share	$0.17	0.15	0.16

Diluted earnings per share	$0.17	0.15	0.16

Annualized return on average equity	5.63%	4.81%	5.29%
Annualized return on average assets	0.82%	0.74%	0.76%

Basic common shares outstanding	94,294,956	102,216,892	94,115,522
Diluted common shares outstanding	94,500,877	102,536,202	94,665,333

Northwest Bancshares, Inc. and Subsidiaries

Consolidated Statements of Income - Unaudited

(Dollars in thousands, except per share amounts)

	Six months ended
	June 30,
	2012	2011
Interest income:
Loans receivable	$155,581	160,450
Mortgage-backed securities	9,100	12,829
Taxable investment securities	1,008	992
Tax-free investment securities	4,764	6,066
Interest-earning deposits	853	896
Total interest income	171,306	181,233

Interest expense:
Deposits	24,128	31,536
Borrowed funds	15,811	15,978
Total interest expense	39,939	47,514

Net interest income	131,367	133,719
Provision for loan losses	11,250	15,611
Net interest income after provision for loan losses	120,117	118,108

Noninterest income:
Impairment losses on securities	(545)	(577)
Noncredit related losses on securities not expected to be sold (recognized in other comprehensive income)	307	70
Net impairment losses	(238)	(507)
Gain on sale of investments, net	—	49
Service charges and fees	17,127	18,249
Trust and other financial services income	4,134	4,095
Insurance commission income	3,321	3,170
Loss on real estate owned, net	(1,652)	(620)
Income from bank owned life insurance	2,224	2,882
Mortgage banking income	1,320	487
Other operating income	2,241	1,783
Total noninterest income	28,477	29,588

Noninterest expense:
Compensation and employee benefits	55,254	55,157
Premises and occupancy costs	11,231	11,841
Office operations	6,664	6,355
Processing expenses	12,201	11,454
Marketing expenses	5,865	4,067
Federal deposit insurance premiums	3,038	4,782
Professional services	3,197	2,545
Amortization of intangible assets	574	970
Real estate owned expense	1,311	680
Other expense	3,907	4,017
Total noninterest expense	103,242	101,868

Income before income taxes	45,352	45,828
Income tax expense	13,810	13,572

Net income	$31,542	32,256

Basic earnings per share	$0.33	$0.31

Diluted earnings per share	$0.33	$0.31

Annualized return on average equity	5.44%	5.07%
Annualized return on average assets	0.79%	0.79%

Basic common shares outstanding	94,205,239	104,381,955
Diluted common shares outstanding	94,583,105	104,884,123

Northwest Bancshares, Inc. and Subsidiaries

Asset quality

(Dollars in thousands)

	June 30, 2012	March 31, 2012	June 30, 2011	December 31, 2011

Non-accrual loans current:
Residential mortgage loans	$—	—	—	—
Home equity loans	—	—	—	—
Other consumer loans	—	—	—	—
Commercial real estate loans	16,773	18,462	13,572	13,057
Commercial loans	10,168	4,232	26,542	13,480
Total non-accrual loans current	$26,941	22,694	40,114	26,537

Non-accrual loans delinquent 30 days to 59 days:
Residential mortgage loans	$—	—	—	—
Home equity loans	—	—	—	—
Other consumer loans	—	—	—	—
Commercial real estate loans	3,230	3,068	2,809	3,274
Commercial loans	489	6,258	312	90
Total non-accrual loans delinquent 30 days to 59 days	$3,719	9,326	3,121	3,364

Non-accrual loans delinquent 60 days to 89 days:
Residential mortgage loans	$—	—	—	—
Home equity loans	—	—	—	—
Other consumer loans	—	—	—	—
Commercial real estate loans	1,600	2,269	1,385	1,560
Commercial loans	344	534	693	3,808
Total non-accrual loans delinquent 60 days to 89 days	$1,944	2,803	2,078	5,368

Non-accrual loans delinquent 90 days or more:
Residential mortgage loans	$25,336	28,696	30,594	28,221
Home equity loans	9,770	9,100	9,069	9,560
Other consumer loans	1,580	1,983	1,825	2,667
Commercial real estate loans	33,956	34,601	55,512	44,603
Commercial loans	14,008	15,810	18,802	10,785
Total non- accrual loans delinquent 90 days or more	$84,650	90,190	115,802	95,836

Total non-accrual loans	$117,254	125,013	161,115	131,105

	June 30,	March 31,	June 30,	December 31,
	2012	2012	2011	2011

Nonperforming loans	$117,254	125,013	161,115	131,105
Real estate owned, net	30,470	28,895	21,389	26,887
Nonperforming assets	$147,724	153,908	182,504	157,992

Non-accrual troubled debt restructuring *	$28,342	29,606	39,962	29,575
Accruing troubled debt restructuring	50,129	37,697	19,984	39,854
Total troubled debt restructuring	$78,471	67,303	59,946	69,429

Nonperforming loans to total loans	2.07%	2.23%	2.94%	2.36%

Nonperforming assets to total assets	1.84%	1.91%	2.26%	1.99%

Allowance for loan losses to total loans	1.24%	1.30%	1.37%	1.28%

Allowance for loan losses to nonperforming loans	59.79%	58.35%	46.83%	54.26%

* Amounts included in nonperforming loans above.

Northwest Bancshares, Inc. and Subsidiaries

Delinquency

(Dollars in thousands)

Loan delinquency schedule

(Number of loans and dollar amount of loans)

	June 30,			March 31,			June 30,			December 31,
	2012		*	2012		*	2011		*	2011		*
Loans delinquent 30 days to 59 days:
Residential mortgage loans	70	$4,470	0.2%	366	$29,414	1.2%	84	4,627	0.2%	427	$33,671	1.4%
Home equity loans	153	5,842	0.5%	201	7,086	0.7%	174	5,763	0.5%	222	7,426	0.7%
Consumer loans	847	3,513	1.5%	647	2,854	1.2%	825	3,816	1.5%	903	4,854	2.0%
Commercial real estate loans	58	8,149	0.5%	77	9,275	0.6%	58	7,902	0.6%	104	10,680	0.7%
Commercial loans	33	1,839	0.5%	29	7,069	1.7%	40	2,264	0.5%	32	2,027	0.5%
Total loans delinquent 30 days to 59 days	1,161	$23,813	0.4%	1,320	55,698	1.0%	1,181	24,372	0.4%	1,688	58,658	1.1%

Loans delinquent 60 days to 89 days:
Residential mortgage loans	83	$6,932	0.3%	22	$1,466	0.1%	84	8,044	0.3%	99	$8,629	0.4%
Home equity loans	72	2,824	0.3%	50	2,313	0.2%	60	2,602	0.2%	47	1,953	0.2%
Consumer loans	319	1,273	0.5%	262	1,083	0.5%	349	1,195	0.5%	412	1,787	0.7%
Commercial real estate loans	23	3,081	0.2%	27	3,203	0.2%	23	3,348	0.2%	38	3,122	0.2%
Commercial loans	16	980	0.2%	16	1,376	0.3%	22	3,887	0.9%	25	4,958	1.3%
Total loans delinquent 60 days to 89 days	513	$15,090	0.3%	377	9,441	0.2%	538	19,076	0.3%	621	20,449	0.4%

Loans delinquent 90 days or more:
Residential mortgage loans	265	$25,336	1.0%	275	$28,696	1.2%	268	30,594	1.3%	273	$28,221	1.2%
Home equity loans	180	9,770	0.9%	167	9,100	0.9%	173	9,069	0.8%	177	9,560	0.9%
Consumer loans	308	1,580	0.7%	348	1,983	0.8%	314	1,825	0.7%	456	2,667	1.1%
Commercial real estate loans	128	33,956	2.3%	120	34,601	2.3%	151	55,512	4.0%	131	44,603	3.1%
Commercial loans	57	14,008	3.5%	56	15,810	3.9%	55	18,802	4.3%	66	10,785	2.8%
Total loans delinquent 90 days or more	938	$84,650	1.5%	966	90,190	1.6%	961	115,802	2.1%	1,103	95,836	1.7%

Total loans delinquent	2,612	$123,553	2.2%	2,663	$155,329	2.8%	2,680	$159,250	2.8%	3,412	$174,943	3.2%

* - Represents delinquency, in dollars, divided by the respective total amount of that type of loan outstanding.

Northwest Bancshares, Inc. and Subsidiaries

Criticized loans as of June 30, 2012 - unaudited:

(Dollars in thousands)

						Recorded
						investment
		Special				in loans
	Pass	mention	Substandard	Doubtful	Loss	receivable
Personal Banking:
Residential mortgage loans	$2,412,020	—	18,477	22	1,037	2,431,556
Home equity loans	1,093,023	—	9,913	—	—	1,102,936
Other consumer loans	240,180	—	812	—	—	240,992
Total Personal Banking	3,745,223	—	29,202	22	1,037	3,775,484

Business Banking:
Commercial real estate loans	1,278,665	64,985	149,363	1,768	—	1,494,781
Commercial loans	313,741	14,685	70,540	504	—	399,470
Total Business Banking	1,592,406	79,670	219,903	2,272	—	1,894,251

	$5,337,629	79,670	249,105	2,294	1,037	5,669,735

Northwest Bancshares, Inc. and Subsidiaries

Allowance for loan losses

(Dollars in thousands)

	Quarter months ended		Six months ended
	June 30,		June 30,
	2012	2011	2012	2011
Allowance for loan losses
Beginning balance	$72,941	76,450	71,138	76,412
Provision	4,963	8,367	11,250	15,611
Charge-offs residential mortgage	(1,219)	(829)	(2,262)	(2,034)
Charge-offs home equity	(589)	(893)	(1,481)	(3,148)
Charge-offs other consumer	(1,504)	(1,277)	(2,791)	(2,509)
Charge-offs commercial real estate	(2,959)	(2,269)	(4,432)	(4,545)
Charge-offs commercial	(2,719)	(4,874)	(3,368)	(5,915)
Recoveries	1,196	780	2,056	1,583
Ending balance	$70,110	75,455	70,110	75,455

Net charge-offs to average loans, annualized	0.55%	0.68%	0.44%	0.60%

Northwest Bancshares, Inc. and Subsidiaries

Municipal Securities Portfolio

(Dollars in thousands)

	Market	Book	Unrealized	As a %
	value	value	gain/ (loss)	of book
	6/30/2012	6/30/2012	6/30/2012	value
Municipal securities by state:
Pennsylvania
School districts	$105,282	100,796	4,486	47.6%
General obligations	38,776	37,332	1,444	17.6%
Revenue bonds	4,755	4,710	45	2.2%
Total Pennsylvania	148,813	142,838	5,975	67.5%
New York	28,907	27,786	1,121	13.1%
Ohio	6,784	6,427	357	3.0%
All other states	37,524	34,644	2,880	16.4%
	$222,028	211,695	10,333

Average Balance Sheet - unaudited

(Dollars in thousands)

The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Quarters ended June 30,
	2012			2011
			Avg.			Avg.
	Average		Yield/	Average		Yield/
	Balance	Interest	Cost (h)	Balance	Interest	Cost (h)
Assets:
Interest-earning assets:
Loans receivable (a) (b) (d)	$5,627,459	77,981	5.54%	5,484,194	80,389	5.86%
Mortgage-backed securities (c)	761,616	4,409	2.32%	917,748	6,073	2.65%
Investment securities (c) (d)	311,087	4,001	5.14%	392,963	5,196	5.29%
FHLB stock	46,916	25	0.21%	55,100	—	—
Other interest-earning deposits	679,217	473	0.28%	705,568	489	0.27%

Total interest-earning assets	7,426,295	86,889	4.68%	7,555,573	92,147	4.87%

Noninterest earning assets (e)	592,004			556,085

Total assets	$8,018,299			8,111,658

Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings accounts	$1,146,989	1,034	0.36%	1,093,539	1,275	0.47%
Interest-bearing demand accounts	831,414	240	0.12%	813,179	246	0.12%
Money market accounts	1,021,485	878	0.35%	933,288	1,059	0.46%
Certificate accounts	2,088,538	9,032	1.74%	2,372,039	12,893	2.18%
Borrowed funds (f)	846,244	6,490	3.08%	841,835	6,569	3.13%
Junior subordinated debentures	103,094	1,422	5.46%	103,094	1,420	5.45%

Total interest-bearing liabilities	6,037,764	19,096	1.27%	6,156,974	23,462	1.53%

Noninterest bearing liabilities (g)	817,118			708,310

Total liabilities	6,854,882			6,865,284

Shareholders’ equity	1,163,417			1,246,374

Total liabilities and shareholders’ equity	$8,018,299			8,111,658

Net interest income/ Interest rate spread		67,793	3.41%		68,685	3.34%

Net interest-earning assets/ Net interest margin	$1,388,531		3.65%	1,398,599		3.64%

Ratio of interest-earning assets to interest-bearing liabilities	1.23X			1.23X

(a)	Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b)	Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.
(c)	Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d)	Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.
(e)	Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(f)	Average balances include FHLB borrowings, securities sold under agreements to repurchase and other borrowings.
(g)	Average balances include non-interest bearing demand deposits (checking accounts).
(h)

Shown on a FTE basis. GAAP basis yields for the periods indicated were: Loans - 5.50% and 5.83%, respectively, Investment securities - 3.54% and 3.65%, respectively, Interest-earning assets - 4.58% and 4.80%, respectively. GAAP basis net interest rate spreads were 3.31% and 3.27%, respectively, and GAAP basis net interest margins were 3.55% and 3.53%, respectively.

Average Balance Sheet - unaudited

(Dollars in thousands)

The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Six months ended June 30,
	2012			2011
			Avg.			Avg.
	Average		Yield/	Average		Yield/
	Balance	Interest	Cost (h)	Balance	Interest	Cost (h)
Assets:
Interest-earning assets:
Loans receivable (a) (b) (d)	$5,603,311	156,673	5.61%	5,500,134	161,237	5.88%
Mortgage-backed securities (c)	754,285	9,100	2.41%	922,024	12,829	2.78%
Investment securities (c) (d)	327,074	8,337	5.10%	373,870	10,324	5.52%
FHLB stock	47,581	25	0.11%	56,962	—	—
Other interest-earning deposits	668,982	853	0.25%	695,717	896	0.26%

Total interest-earning assets	7,401,233	174,988	4.74%	7,548,707	185,286	4.92%

Noninterest earning assets (e)	603,822			574,662

Total assets	$8,005,055			8,123,369

Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings accounts	$1,123,651	2,140	0.38%	1,078,700	2,704	0.51%
Interest-bearing demand accounts	808,675	467	0.12%	793,526	478	0.12%
Money market accounts	998,840	1,843	0.37%	924,383	2,214	0.48%
Certificate accounts	2,162,679	19,678	1.83%	2,401,829	26,140	2.19%
Borrowed funds (f)	840,043	12,967	3.10%	844,793	13,153	3.14%
Junior subordinated debentures	103,094	2,844	5.46%	103,094	2,825	5.45%

Total interest-bearing liabilities	6,036,982	39,939	1.33%	6,146,325	47,514	1.56%

Noninterest bearing liabilities (g)	809,138			705,098

Total liabilities	6,846,120			6,851,423

Shareholders’ equity	1,158,935			1,271,946

Total liabilities and shareholders’ equity	$8,005,055			8,123,369

Net interest income/ Interest rate spread		135,049	3.41%		137,772	3.36%

Net interest-earning assets/ Net interest margin	$1,364,251		3.65%	1,402,382		3.65%

Ratio of interest-earning assets to interest-bearing liabilities	1.23X			1.23X

(a)	Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b)	Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.
(c)	Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d)	Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.
(e)	Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(f)	Average balances include FHLB borrowings, securities sold under agreements to repurchase and other borrowings.
(g)	Average balances include non-interest bearing demand deposits (checking accounts).
(h)

Shown on a FTE basis. GAAP basis yields for the periods indicated were: Loans - 5.57% and 5.85%, respectively, Investment securities - 3.53% and 3.78%, respectively, Interest-earning assets - 4.64% and 4.81%, respectively. GAAP basis net interest rate spreads were 3.31% and 3.25%, respectively, and GAAP basis net interest margins were 3.55% and 3.54%, respectively.

Average Balance Sheet - unaudited

(Dollars in thousands)

The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Quarter ended			Quarter ended
	June 30, 2012			March 31, 2012
			Avg.			Avg.
	Average		Yield/	Average		Yield/
	Balance	Interest	Cost (h)	Balance	Interest	Cost (h)
Assets:
Interest-earning assets:
Loans receivable (a) (b) (d)	$5,627,459	77,981	5.54%	5,579,071	78,691	5.67%
Mortgage-backed securities (c)	761,616	4,409	2.32%	746,954	4,691	2.51%
Investment securities (c) (d)	311,087	4,001	5.14%	343,059	4,336	5.06%
FHLB stock	46,916	25	0.21%	48,246	—	—
Other interest-earning deposits	679,217	473	0.28%	658,747	380	0.23%

Total interest-earning assets	7,426,295	86,889	4.68%	7,376,077	88,098	4.80%

Noninterest earning assets (e)	592,004			615,734

Total assets	$8,018,299			7,991,811

Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings accounts	$1,146,989	1,034	0.36%	1,100,312	1,106	0.40%
Interest-bearing demand accounts	831,414	240	0.12%	785,935	227	0.12%
Money market accounts	1,021,485	878	0.35%	976,194	965	0.40%
Certificate accounts	2,088,538	9,032	1.74%	2,236,823	10,646	1.91%
Borrowed funds (f)	846,244	6,490	3.08%	833,843	6,477	3.12%
Junior subordinated debentures	103,094	1,422	5.46%	103,094	1,422	5.46%

Total interest-bearing liabilities	6,037,764	19,096	1.27%	6,036,201	20,843	1.38%

Noninterest bearing liabilities (g)	817,118			801,157

Total liabilities	6,854,882			6,837,358

Shareholders’ equity	1,163,417			1,154,453

Total liabilities and shareholders’ equity	$8,018,299			7,991,811

Net interest income/ Interest rate spread		67,793	3.41%		67,255	3.42%

Net interest-earning assets/ Net interest margin	$1,388,531		3.65%	1,339,876		3.65%

Ratio of interest-earning assets to interest-bearing liabilities	1.23X			1.22X

(a)	Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b)	Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.
(c)	Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d)	Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.
(e)	Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(f)	Average balances include FHLB borrowings, securities sold under agreements to repurchase and other borrowings.
(g)	Average balances include non-interest bearing demand deposits (checking accounts).
(h)

Shown on a FTE basis. GAAP basis yields for the periods indicated were: Loans - 5.50% and 5.63%, respectively, Investment securities - 3.54% and 3.52%, respectively, Interest-earning assets - 4.58% and 4.70%, respectively. GAAP basis net interest rate spreads were 3.31% and 3.31%, respectively, and GAAP basis net interest margins were 3.55% and 3.55%, respectively.